Exhibit 99.1

Paltalk, Inc. Reports Second Quarter 2022 Financial Results

Refining Strategy to Improve Performance and Optimize ManyCam Integration

Cash Balance of $16.9 Million at Quarter End

Jericho, NY – August 8, 2022 (GLOBE NEWSWIRE) -- via NewMediaWire -- Paltalk, Inc. (“Paltalk,” the “Company,” “we,” “our” or “us”) (Nasdaq: PALT), a leading communications software innovator that powers multimedia social applications, today announced financial and operational results for the second quarter ended June 30, 2022.

Key Financial Highlights for:

Three Months Ended June 30, 2022 Compared to Prior Year Period

●	Revenue decreased 23% to $2.6 million, due to the decrease in subscription revenue and technology service revenue in the second quarter of 2022;

●	Subscription revenue decreased 18% to $2.6 million;

●	Advertising revenue increased by over 11% to $0.1 million;

●	Net loss of $1.1 million compared to net income of $0.8 million;

●	The second quarter of 2022 includes non-recurring expenses of $0.2 million related to the asset acquisition of ManyCam; and

●	Adjusted EBITDA loss of $0.9 million compared to Adjusted EBITDA income of $0.7 million; the decrease in Adjusted EBITDA was primarily due to decreased revenue, increased marketing, product development and general and administrative expenses.

Six Months Ended June 30, 2022 Compared to Prior Year Period

●	Revenue decreased 18% to $5.6 million, due to the decrease in subscription revenue and technology service revenue in the first two quarters of 2022;

●	Subscription revenue decreased 14% to $5.4 million;

●	Advertising revenue increased 8% to $0.2 million;

●	Net loss of $1.9 million compared to net income of $1.7 million; the second quarter of 2021 includes a one-time charge of $0.5 million related to the forgiveness of the proceeds from the Small Business Administration Payroll Protection Program loan the Company received in 2020;

●	Adjusted EBITDA loss of $1.4 million compared to Adjusted EBITDA income of $1.2 million; the decrease in Adjusted EBITDA was primarily due to decreased revenue, increased marketing, product development and general and administrative expenses; and

●	Cash balance at June 30, 2022 of $16.9 million.

Business Highlights for the Second Quarter Ended June 30, 2022

●	Closed an asset acquisition of ManyCam, a live streaming software and virtual camera that allows users to deliver professional live videos on streaming platforms, video conferencing app and distance learning tools;

●	Released ManyCam version 8.0, an update with vast improvements over prior versions;

●	Engaged Roth Capital Partners, LLC (“Roth Capital Partners”) to assist with strategic initiative of mergers and acquisitions that focus on buy-side opportunities to accelerate growth and profitability;

●	Repurchased 110,000 shares pursuant to the stock repurchase plan; and

●	Launched a mobile backgammon game with interactive real-time voice and video.

Patent Litigation Update

On July 23, 2021, the Company filed a patent infringement lawsuit against WebEx Communications, Inc., Cisco WebEx LLC, and Cisco Systems, Inc. in the U.S. District Court for the Western District of Texas. The Company alleges that Cisco’s Webex products have infringed U.S. Patent No. 6,683,858, and that the Company is entitled to damages. A Markman hearing took place on February 24, 2022 and a trial is scheduled for February 2023.

Management Commentary

Jason Katz, Chairman and CEO of Paltalk, commented, “We have continued to fine tune our strategy to focus on Adjusted EBITDA optimization, the integration of the newly acquired ManyCam assets, and adjusting our spending to align with current macro-economic conditions. Our cash position as of June 30, 2022 remains solid at $16.9 million after utilizing $2.9 million, including $0.2 million of expenses, for the acquisition of the ManyCam assets. We plan to continue to invest in a measured way with responsible cash management.”

Katz, continued, “We look forward to working with Roth Capital Partners in exploring strategic opportunities as we build upon our recently closed acquisition of the ManyCam assets. Our team is optimizing the ManyCam assets to maximize subscription revenue, integrate and cross-sell with existing customers and explore business-to-business sales opportunities. Since our launch of ManyCam, there have been over 300,000 new installs of the product and we believe, although early, this is a positive sign. We feel there are multiple ways to expand our communications software and multimedia social applications, which we believe have the potential to provide substantial value to Paltalk stockholders. Our Nasdaq listing status, strong cash position and current operating business strategy provide us a strong platform to execute our strategic plan to acquire additional complementary and synergistic businesses.”

Katz, concluded, “Although disappointed with the results, our goal is to get back to profitability. While a portion of our strategy will come from the streamlining of expenses, we believe enhancements to our live video chat applications, ManyCam sales and cross sales, integration of games and our focus on retention and monetization has the potential to increase revenue opportunities. We plan to continue to develop our consumer application platform and defend our intellectual property as we seek to build stockholder value.”

Financial Results for Three Months Ended June 30, 2022

●	Revenue for the three months ended June 30, 2022 decreased by 23% to $2.6 million, compared to $3.4 million for the three months ended June 30, 2021. This decline was primarily attributable to the decrease in subscription revenue of 18% or $0.6 million, related to the macro-economic environment as well as a decrease in technology service revenue as a result of the termination of our partnership with Open Props, Inc. (formerly “YouNow”) decrease. Advertising revenue increased by over 11% to $0.1 million.

●	Loss from operations for the three months ended June 30, 2022, totaled $1.1 million, a decrease in operating income of $1.7 million compared to operating income of $0.6 million for the three months ended June 30, 2021. The decrease in operating income is primarily due to a decrease in revenue of $0.8 million, coupled with increased marketing expenses of $0.2 million, or 90%, in connection with our investment in marketing, increased product development expenses of $0.2 million, or 17%, in connection with implementation of newly purchased software tools for marketing, as well as increased general and administrative expenses of $0.6 million, or 124%, in connection with non-cash stock compensation and increased professional fees.

●	Net loss for the three months ended June 30, 2022 totaled $1.1 million, a decrease of over $1.9 million compared to net income of $0.8 million for the three months ended June 30, 2021. The resulting net loss per share of common stock for the three months ended June 30, 2022, was $0.12, as compared to a net income per share of common stock of $0.12 for the three months ended June 30, 2021.

●	Adjusted EBITDA for the three months ended June 30, 2022 decreased by $1.6 million to ($0.9) million, compared to Adjusted EBITDA of $0.7 million for the three months ended June 30, 2021.

Financial Results for Six Months Ended June 30, 2022

●	Revenue for the six months ended June 30, 2022 decreased by 18% to $5.6 million, compared to $6.8 million for the six months ended June 30, 2022. This decline was mainly driven by a decrease in subscription revenue and technology service revenue.

●	Loss from operations for the six months ended June 30, 2022 increased by $2.8 million to $1.8 million, compared to net income of $1.0 million for the same period in 2021. The income from operations for the six months ended June 30, 2021 included a non-cash impairment loss on digital tokens of approximately $0.2 million.

●	Net loss for the six months ended June 30, 2022 increased by $3.6 million to $1.9 million, compared to net income of $1.7 million for the six months ended June 30, 2021.

●	Cash and cash equivalents totaled $16.9 million at June 30, 2022, a decrease of over $4.7 million compared to $21.6 million at December 31, 2021.

●	Currently, the Company has no long-term debt on its balance sheet.

Key Financial and Operating Metrics from Operations (unaudited):

(in thousands, except for percentages)

	Three Months Ended
	June 30,		Change
	2022	2021	$	%
Subscription revenue	$2,561	$3,122	$(561)	-18%
Advertising revenue	$84	$75	$9	11%
Technology service revenue	$--	$218	$(218)	-100%
Total revenues	$2,645	$3,415	$(770)	-23%
(Loss) income from operations	$(1,084)	$577	$(1,661)	-288%
Net (loss) income	$(1,129)	$822	$(1,951)	-237%
Net cash (used in) provided by operating activities	$(411)	$516	$(927)	-180%
Adjusted EBITDA (a non-GAAP measure)	$(909)	$669	$(1,578)	-236%

	Six Months Ended
	June 30,		Change
	2022	2021	$	%
Subscription revenue	$5,407	$6,261	$(854)	-14%
Advertising revenue	$164	$152	$12	8%
Technology service revenue	$--	$374	$(374)	-100%
Total revenues	$5,571	$6,787	$(1,216)	-18%
(Loss) income from operations	$(1,797)	$986	$(2,783)	-282%
Net (loss) income	$(1,868)	$1,738	$(3,606)	-207%
Net cash (used in) provided by operating activities	$(1,644)	$612	$(2,256)	-369%
Adjusted EBITDA (a non-GAAP measure)	$(1,393)	$1,204	$(2,597)	-216%

Second Quarter 2022 Conference Call

The details for the conference call can be found below.

Date: Monday, August 8, 2022

Time: 4:30 PM ET

Dial-In Phone Numbers:	Toll Free: 877-545-0523 International: 973-528-0016 Participant Access Code: 275986

Link: https://www.webcaster4.com/Webcast/Page/2856/45492

Replay:	Toll Free: 877-481-4010 International: 919-882-2331 Replay Passcode: 45492

ABOUT PALTALK, INC. (Nasdaq: PALT)

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host one of the world’s largest collections of video-based communities. Our other products include ManyCam, Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 14 patents. For more information, please visit: www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words.  Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, the anticipated impact of the ManyCam acquisition on our business and future financial and operating results; the Company’s ability to improve, market and promote the ManyCam software; the willingness of new and existing users to pay for the ManyCam software; our availability to consummate favorable acquisitions and integrate any companies or properties we acquire; the amount and timing of stock repurchases, if any, under the Company’s stock repurchase plan and our ability to enhance stockholder value through such plan; the Company’s ability to retain the listing of its common stock on The Nasdaq Capital Market; the impact of the COVID-19 pandemic on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively secure new software development and licensing customers; our ability to protect our intellectual property rights;  the use of the internet and privacy and protection of user data; risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of digital tokens and our ability to convert digital tokens into fiat currency; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@paltalk.com

Brian Loper

ClearThink

bloper@clearthink.capital

347-413-4234

PALTALK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Reconciliation of net (loss) income to Adjusted EBITDA:
Net (loss) income	$(1,128,706)	$821,684	$(1,867,651)	$1,738,413
Interest expense (income), net	1,595	420	3,457	(2,047)
Other expense, net	38,772	-	46,658	-
Gain on extinguishment of term debt	-	-	-	(506,500)
Provision for income taxes	4,753	2,200	20,784	3,300
Realized loss from sale of digital tokens	-	(247,293)	-	(247,293)
Impairment loss on digital tokens	7,262	184,737	7,262	184,737
Depreciation and amortization expense	108,176	99,243	184,440	194,189
Stock-based compensation expense	59,149	(192,342)	211,620	(160,974)
Adjusted EBITDA	$(908,999)	$668,649	$(1,393,430)	$1,203,825

Non-GAAP Financial Measures

The Company has provided in this release certain non-GAAP financial measures, including Adjusted EBITDA, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company Adjusted EBITDA is defined as net income (loss) adjusted to exclude interest expense (income), net, provision for income taxes, gain on extinguishment of term debt, depreciation and amortization expense, other expense, net, stock-based compensation expense, gain on the termination of an lease, realized loss from sale of digital tokens and impairment loss on digital tokens.

Management uses these financial metrics internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to these financial metrics in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these financial metrics are useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest income (expense), net; other income, net; the potentially dilutive impact of stock-based compensation; gain on the extinguishment of term debt; and the provision for income taxes. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider these financial metrics along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

PALTALK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2022	2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$16,850,818	$21,636,860
Accounts receivable, net of allowances of $3,648 as of June 30, 2022 and December 31, 2021	106,791	153,448
Prepaid expense and other current assets	359,944	239,258
Total current assets	17,317,553	22,029,566
Operating lease right-of-use asset	199,567	239,491
Property and equipment, net	17,681	69,599
Goodwill	6,326,250	6,326,250
Intangible assets, net	3,799,442	196,543
Digital tokens	-	7,262
Other assets	13,937	13,937
Total assets	$27,674,430	$28,882,648

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,464,732	$1,332,632
Accrued expenses and other current liabilities	182,409	344,441
Operating lease liabilities, current portion	81,237	80,309
Deferred subscription revenue	1,839,849	1,915,493
Total current liabilities	3,568,227	3,672,875
Operating lease liabilities, non-current portion	118,330	159,182
Deferred tax liability	806,493	-
Total liabilities	4,493,050	3,832,057
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, 9,864,120 shares issued as of June 30, 2022 and December 31, 2021 and 9,722,157 and 9,832,157 shares outstanding as of June 30, 2022 and December 31, 2021, respectively	9,864	9,864
Treasury stock, 141,963 and 31,963 shares as of June 30, 2022 and December 31, 2021, respectively	(407,380)	(194,200)
Additional paid-in capital	35,851,530	35,639,910
Accumulated deficit	(12,272,634)	(10,404,983)
Total stockholders’ equity	23,181,380	25,050,591
Total liabilities and stockholders’ equity	$27,674,430	$28,882,648

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Subscription revenue	$2,560,706	$3,121,909	$5,407,045	$6,261,274
Advertising revenue	83,762	75,462	164,124	152,283
Technology service revenue	-	218,432	-	374,248
Total revenues	2,644,468	3,415,803	5,571,169	6,787,805
Costs and expenses:
Cost of revenue	661,548	630,582	1,313,644	1,277,297
Sales and marketing expense	484,133	255,204	895,615	512,655
Product development expense	1,521,764	1,298,767	3,051,905	2,596,031
General and administrative expense	1,053,347	469,502	2,099,495	1,231,212
Impairment loss on digital tokens	7,262	184,737	7,262	184,737
Total costs and expenses	3,728,054	2,838,792	7,367,921	5,801,932
(Loss) income from operations	(1,083,586)	577,011	(1,796,752)	985,873
Interest (expense) income, net	(1,595)	(420)	(3,457)	2,047
Gain on extinguishment of term debt	-	-	-	506,500
Realized gain from the sale of digital tokens	-	247,293	-	247,293
Other expense, net	(38,772)	-	(46,658)	-
(Loss) income from operations before provision for income taxes	(1,123,953)	823,884	(1,846,867)	1,741,713
Provision for income taxes	(4,753)	(2,200)	(20,784)	(3,300)
Net (loss) income	$(1,128,706)	$821,684	$(1,867,651)	$1,738,413

Net (loss) income per share of common stock:
Basic	$(0.12)	$0.12	$(0.19)	$0.25
Diluted	$(0.12)	$0.12	$(0.19)	$0.25
Weighted average number of shares of common stock used in calculating net (loss) income per share of common stock:
Basic	9,771,608	6,906,454	9,801,715	6,906,454
Diluted	9,771,608	6,930,041	9,801,715	6,918,248

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(1,867,651)	$1,738,413
Adjustments to reconcile net (loss) income from operations to net cash (used in) provided by operating activities:
Depreciation of property and equipment	51,918	101,856
Amortization of intangible assets	132,522	92,333
Amortization of operating lease right-of-use assets	39,924	34,021
Impairment loss on digital tokens	7,262	184,737
Realized gain from the sale of digital tokens	-	(247,293)
Gain on extinguishment of term debt	-	(506,500)
Stock-based compensation	211,620	(160,974)
Bad debt expense	-	(3,235)
Changes in operating assets and liabilities:
Digital tokens	-	(733,835)
Accounts receivable	46,657	22,384
Digital tokens receivable	-	210,000
Operating lease liability	(39,924)	(34,021)
Digital tokens payable	-	149,587
Deferred offering costs	-	(212,420)
Prepaid expense and other current assets	(120,686)	28,620
Accounts payable, accrued expenses and other current liabilities	(29,932)	(4,327)
Deferred subscription revenue	(75,644)	(47,358)
Net cash (used in) provided by operating activities	(1,643,934)	611,988
Cash flows from investing activities:
Acquisition of ManyCam assets	(2,700,000)	-
Acquisition related costs of ManyCam assets	(228,928)	-
Proceeds from the sale of digital tokens	-	304,304
Net cash (used in) provided by investing activities	(2,928,928)	304,304
Cash flows from financing activities:
Purchase of treasury stock	(213,180)	-
Net cash used in financing activities	(213,180)	-
Net (decrease) increase in cash and cash equivalents	(4,786,042)	916,292
Balance of cash and cash equivalents at beginning of period	21,636,860	5,585,420
Balance of cash and cash equivalents at end of period	$16,850,818	$6,501,712
Supplemental disclosure of cash flow information:
Cash paid during the periods:
Interest	$-	$-
Taxes	$-	$-
Non-cash investing and financing activities:
Write-off of property and equipment	$1,475,649	$-
Deferred tax liability associated with the acquisition of ManyCam assets	$806,493	$-